Exhibit 10.11.5

THIRD PAYMENT MORATORIUM
&
SETTLEMENT AGREEMENT

This THIRD PAYMENT MORATORIUM & SETTLEMENT AGREEMENT (the “Agreement”) is made as of July 29, 2013 by and between VENCORE SOLUTIONS LLC, a Delaware limited liability company (“Vencore”), and OXYSURE® SYSTEMS, INC., a Delaware corporation (“Oxysure”).

RECITALS

A.           Master Lease Agreement Number 6906 (the “MLA”) and Lease Schedule Numbers 01 through and including Number 11 (collectively the “Leases”) were executed between October 30, 2006 and August 20, 2007 by OxySure as Lessee and Vencore as Lessor.

B.           The First Payment Moratorium was granted on March 4, 2011 and expired on February 29, 2012 stated that Oxysure’s indebtedness to Vencore was $307,661.83 (“Debt Obligation”) and that no further interest or late charges would accrue during the Payment Moratorium Period.

C.           The Second Payment Moratorium which was granted June 26, 2012, and expired July 1, 2013, stated that Oxysure was obligated to make any payments during the Payment Moratorium Period and that no further late charges would accrue during the Payment Moratorium Period

D.           No cash settlement or repayment plan was agreed to under, or subsequent to, either the   First or Second Payment Moratoriums (collectively the “Moratoriums”).

E.           Oxysure is a public company trading under the symbol “OXYS”- OTCBB.

NOW, THEREFORE, in consideration of the covenants and mutual agreements contained in this Agreement and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
THIRD PAYMNENT MORATORIUM
&
SETTLEMENT AGREEMENT

SECTION 1. Payment Moratorium.  Vencore shall grant a Third Payment Moratorium (the “Third Moratorium”) which will expire on December 31, 2013.   The Debt Obligation shall remain as $307,661.83 and no further interest or late charges shall accrue during the Third Moratorium.

SECTION 2.  Settlement Agreement.  Vencore shall consider the Debt Obligation settled in full providing, on or before December 31, 2013, Oxysure:

a)       Pays the sum of $150,000.00 to Vencore; and
b)       Provides Vencore, as holder, 75,000 common shares of non-restricted Oxysure stock.

ARTICLE II
CONDITIONS

SECTION 2.01.  Conditions Precedent to Vencore’s Obligations.  Each of the obligations of Vencore under this Agreement is subject to the fulfillment of each and every one of the following conditions precedent:

a)       Oxysure shall have executed and returned a pdf copy of this Agreement to Vencore;
b)       Each of the representations, warranties and acknowledgements of Oxysure set forth in this Agreement shall be true and correct.

ARTICLE III
REPRESENTATIONS

SECTION 3.01. Vencore’s Representations.  Vencore warrants and represents to Oxysure that:

a)       Vencore has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;
b)       The Leases are an obligation owed to Vencore, and Vencore has not heretofore transferred, assigned or encumbered the Lease or any security interest in the leased equipment, or any interest therein, in whole or in part, to any other person or entity; and
c)       When executed and delivered by Vencore, this Agreement shall constitute a legal, valid and binding agreement of Vencore, enforceable against Vencore in accordance with its terms.  The person executing this Agreement on behalf of Vencore has full power and authority to bind Vencore to this Agreement.

SECTION 3.02.  Oxysure’s Representations.  Oxysure represents and warrants to Vencore that:

a)       Oxysure has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby; and
b)       When executed and delivered by Oxysure, this Agreement shall constitute a legal, valid and binding agreement of Oxysure, enforceable against Oxysure in accordance with its terms.  The person executing this Agreement on behalf of Oxysure has full power and authority to bind Oxysure to this Agreement.

ARTICLE IV
MISCELLANEOUS

SECTION 4.01.  Governing Law.  This Agreement has been thoroughly reviewed and negotiated by the parties and their respective counsel (if so desired) and, therefore, the language of this Agreement shall not be construed strictly for or against any party hereto.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of principles of conflicts of laws.

SECTION 4.02.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same document.

SECTION 4.03.  Entire Agreement: Amendments.  Except as specifically set out in this Agreement, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise).  No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by each of the parties hereto.

SECTION 4.04.  Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns.  Neither party may assign or transfer all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other party.

SECTION 4.05.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  Counterparts may be executed either in original, faxed or “pdf” form; provided, however, that a party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed or sent by pdf.

SECTION 4.06.  Further Assurances.  Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively carry out the terms and conditions of this Agreement.

SECTION 4.07.  Attachment to Leases.  Upon execution of this Agreement, this Agreement will attach to and become a part of the Leases.  Other than the Payment Moratorium detailed in Sections 1 and 2 of this Agreement the terms and conditions contained in Master Lease Agreement Number 5906 shall remain in force until the satisfaction of the Debt Obligation.

SECTION 4.08.  Time Is Of The Essence.  In the event an executed copy of this Agreement has not been received by Vencore on or before August 2, 2013 terms of this Agreement shall be null and void effective August 3, 2013.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by a duly authorized person on the date first set forth above.

VENCORE SOLUTIONS LLC

By:
Name: James Paul Johnson
Title: Servicing Agent

OXYSURE SYSTEMS, INC.

By:
Name:
Title: